EXHIBIT 99.1

MUTUAL COOPERATION AND STRATEGIC TEAMING AGREEMENT

By and between

PASSTIME FLEET, LLC

and

ASTRATA GROUP INCORPORATED

THIS Mutual Cooperation and Strategic Teaming Agreement (this “Agreement”) is made effective this 3rd day of December, 2008 (the “Effective Date’).

BETWEEN:

1.
PassTime Fleet, LLC, a wholly-owned subsidiary of Gordon • Howard Associates, Inc., a limited liability company to be formed under the laws of the state of Colorado, with its principal office located at 861 South Park Dr. Suite 200, Littleton, Colorado, 80120 (“PassTime”);

2.
Astrata Group Incorporated, a company incorporated under the laws of the state of Nevada, with its principal office located at 940 South Coast Drive, Suite 215, Costa Mesa, California 92626-7843 ("Astrata"); and

WHEREAS:

A.
PassTime and Astrata (each a “Shareholder” or “Party” and jointly the “Shareholders” or “Parties”) will incorporate a new entity in and under the laws of the State of Nevada to be known as PassTime Telematics (the “Company”).

B.
The Shareholders are entering into this Agreement in order to record the basis of their relationship as shareholders in the Company and to establish the manner in which the Parties and the Company will conduct their business and affairs.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	As used in this Agreement (including the recitals), the following terms shall have the following meaning:

“Affiliate”
Means, as to any Person, any other Person, that, directly or indirectly, controls, is controlled by or is under common control with such Person; for purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 100% of the share capital of such Person, or ownership, direct or indirect, of 100% of the equity interests in such Person.

“Agreed Proportion”	Shall have the meaning ascribed to it in Clause 2.1.
“Certificate of Incorporation”	Means the Company’s certificate of incorporation dated_________, as adopted at the Company’s initial organization meeting.
“Board of Directors”	Means the Board of Directors of the Company.
“Business”
Means the importing, marketing, selling and distributing to the Territory electronic products and systems presently being produced by Astrata in the field of tracking, monitoring and controlling of mobile assets and people, covertly and overtly, using proprietary state-of-the-art technology of both Shareholders (or their Affiliates), and any activities related or ancillary thereto, and such other business as the Shareholders may mutually agree from time to time in writing should be conducted by the Company.  The Business of the Company expressly excludes products of PassTime’s Affiliates which are directed to users other than the fleet user/customer to be targeted by the Business Plan.

“Business Day”	Means any day which is not a Saturday, Sunday or a public holiday in the United States of America.
“Business Plan”
Means the business plan that outlines the basis for the operation of the business and its expected goals to be adopted by the Parties no later than January 15, 2009, and may be amended by the Board of Directors from time to time.

“Bylaws”
Means those written rules and procedures to be used to govern and manage the Company, as adopted at the Company’s initial organization meeting, and as modified from time to time according to procedures stated therein.

“Company Law”
Means the Bylaws, Articles of Incorporation and all applicable Federal or State Laws, Regulations and Statutes pertaining to and/or governing the Company which shall include such provisions as necessary to implement the terms of this Agreement.

“Fiscal Year”	Means the 12-month period ending upon the last day of February of each calendar year unless otherwise determined by the Board of Directors.
“President”	Means this individual, whom the Board of Directors shall name as the President of the Company shall oversee the operations of the Company.
“Independent Accountant”	Means an independent accountant who is a PCAOB member and who is appointed from time to time as the Company’s Independent Accountant by unanimous written consent of the Shareholders.
“PCAOB”	Means The Public Company Accounting Oversight Board, a private, nonprofit corporation created by the Sarbanes-Oxley Act of 2002 to oversee the auditors of public companies.
“Person”
Means any individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity domestic or foreign or governmental body.

“Shares”	Means shares of the Company’s common stock, no par value.
“Territory”	Means the geographic area(s) set forth in Schedule 1 attached to this Agreement.

1.2	For purposes of this Agreement:

1.2.1	The clause headings are inserted for convenience only and shall not affect the construction of this Agreement.
1.2.2	Words denoting the singular shall include the plural and vice versa.
1.2.3	Words denoting one gender shall include each gender and all genders.

1.3	References in this Agreement to “Clauses”, "Articles" and “Appendix” are references to articles, clauses and appendices of this Agreement.

1.4
References in this Agreement to the provisions of any law shall, where the context so admits, and unless expressly provided otherwise, be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time and shall, where the context so admits or requires, be construed as references to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended or replaced thereby or re-enacted and shall include where appropriate any orders, rules, regulations, instruments or other subordinate legislation made under the relevant law.

2.	CAPITALIZATION AND SHAREHOLDER REPRESENTATIONS

2.1.
The Company shall be capitalized on Twenty Thousand (20,000) Shares of common stock, no par value, for which the Shareholders shall pay $_____X_____ per share.  Astrata shall subscribe to and the Company shall issue to Astrata Five Thousand One Hundred (5,100) Shares; and PassTime shall subscribe to and the Company shall issue to PassTime Four Thousand Nine Hundred (4,900) such Shares (“The Agreed Proportion”).

2.2
Each Party represents, warrants and undertakes to the other that it has taken all necessary corporate and other actions to enable it to legally accept the obligations imposed on it under the terms of this Agreement and that performance of the provisions of this Agreement will not result in a breach of or constitute a default under any agreement, statute, law, regulation or other contractual restriction binding upon such Party.

2.3
The Shareholders agree and acknowledge that it is their intention that the Company shall at all times be and remain self financing (such expression to include for this purpose financing  obtained from bank borrowings); but, if and to the extent the Board of Directors agree that additional capital, in amounts and upon terms unanimously acceptable to them, is necessary and proper and in the best interests of the Company to carry on the Business then, each Shareholder shall lend to the Company by way of a loan in its Agreed Proportion, pursuant to Company Law, especially but not limited to minimum statutory interest, if any, the agreed amount of additional capital.  The following terms shall apply to any such loan:

2.3.1	no demand shall be made by either Shareholder on the Company outside the terms of the loan agreement; and

2.3.2	all loan agreements made with the Company by the Shareholders shall be identical in substance and rank pari passu in all respects unless otherwise agreed by all Shareholders in writing.

2.3.3
For the avoidance of any doubt, nothing contained in this clause 2.3 shall obligate any Shareholder to make any loans or financial guarantees to the Company upon or following the commencement of the winding up of the Company for any reason.

2.4
Any pricing of product or services provided by either Shareholder which is contained or referred to in the Business Plan or that is charged at any time during the term of this Agreement by Astrata and/or PassTime to the Company shall be calculated at One hundred and Ten Percent (110%) of the Shareholder’s direct cost plus allocated overhead plus any handling, freight, drayage, taxes, duties, customs and similar charges.

2.5	Each Shareholder shall provide to the Company its or its Affiliates’ next generation or new products pursuant to clause 2.4 above.

2.6	Each Shareholder agrees to vote its shares so as to ensure:

2.6.1       That the primary purpose of the Company shall be to carry on the Business.

2.6.2
That the Business shall be conducted in accordance with the Business Plan and sound and good business practices and on sound commercial profit-making principles to generate maximum achievable and maintainable profits available for distribution to the shareholders.  No Shareholder shall enter into a commercial relationship with the Company, unless otherwise unanimously and expressly agreed to by the Shareholders in writing or in the Business Plan, and provided that any such commercial arrangement between the Company and a Shareholder shall be on terms no less favorable to the Company than it might expect when dealing on an arms length commercial basis with a third party in the USA.

2.6.3	That the Business shall be conducted in accordance with the terms of this Agreement and in accordance with any Business Plan as adopted from time to time by the Board of Directors.

2.6.4	That, subject to the provisions of this Agreement, the Company shall at all times use all reasonable and proper means to maintain and improve the Business.

2.6.5	That no Shareholder will interfere with the Business of the Company and that each such Shareholder will assist the Company and the Company’s Business wherever reasonably possible and/or practical.

2.7
Each Shareholder acknowledges and agrees that, for a period commencing upon the Effective Date of this Agreement and ending on either the first anniversary or  the third anniversary of the date on which such Shareholder no longer holds Shares in the Company as detailed in Section 26.3.2.3, such Shareholder shall not compete, directly or indirectly, in the Territory with the Business of the Company nor supply or provide any goods or services in the Territory related to the Business to any Person other than the Company, nor reverse engineer, copy or otherwise convert the technology of the other Party or Shareholder (the “Non-Compete Restriction”).

2.8
No Shareholder shall solicit directly or indirectly or entice away, or endeavour to solicit or entice away, for a period commencing upon the Effective Date of this Agreement and ending on the third anniversary of the date on which such Shareholder no longer holds Shares in the Company, any director or employee of the Company or any subsidiary of the Company or the other Party or its Affiliates, but without prejudice to the right of the Shareholder to terminate arrangements under which any of its employees is seconded to the Company or such subsidiary.

2.9
Astrata and the Company shall commence the process of testing and certifying Astrata’s radio and communications for use in the United States by Company upon execution of this Agreement on or about December 1, 2008, at Astrata’s expense.  PassTime shall pay its Agreed Proportion of such expense, provided that its Agreed Proportion does not exceed $25,000.00 (U.S.).  In the event the Company is not organized and operational by March 1, 2009, Astrata shall reimburse to PassTime its advance of this amount, and Astrata, not the Company, shall own all rights to the radio system in the United States.

2.10	The Board of Directors and Shareholders shall finalize a mutually acceptable Business Plan no later than January 15, 2009, which time may be extended by mutual agreement of the Parties.

3.	INDEPENDENT ACCOUNTANT

The Company shall have one or more Independent Accountants, as recommended by the Board of Directors and unanimously agreed by the Shareholders.

4.	THE BOARD OF DIRECTORS

4.1
Subject to the Company Law, overall management of the Company shall vest in the Board of Directors.  The Board of Directors shall exercise all such powers and do all such acts and things on behalf of the Company and in the Company's interests as the Company is authorized to do unless expressly reserved or prohibited by this Agreement.

4.2
The Board of Directors shall be comprised of four persons.  At all times, Astrata shall nominate two of the first four Directors, and PassTime shall nominate two of the first four Directors.  The Shareholders will vote for the Directors as appointed.

4.3	The Chairman of the Board of Directors shall be unanimously selected by the Board and shall serve in accordance with the Company’s Bylaws, Certificate of Incorporation and other such documents.

4.4
The meetings of the Board of Directors shall be held at least four (4) times a year. The quorum for a meeting of the Board of Directors shall be at least three (3) Directors.  Decisions of the Board of Directors shall be made by three (3) of the four (4) Directors at a duly convened meeting as provided in this Agreement. The Board shall maintain minutes of the meetings in reasonable detail and which adequately summarize its discussions.  The minutes and all resolutions shall be recorded and maintained by the company at its principal office as official Company records.  Any of the Shareholders may review the minutes and resolutions personally or through an attorney or legal consultant at any time, upon reasonable written notice to the Company’s Secretary, Chairman or President.

4.5
A resolution in writing, or facsimile copies thereof signed by all the Directors entitled to attend a meeting of the Board of Directors shall be as valid and effective as if it had been passed at a meeting of the Board of Directors duly convened and held, and may consist of several documents in like form signed by one or more of the Directors.

4.6
No Director shall be personally liable for any loss or damage occasioned by an error of judgment or oversight on their part while diligently and faithfully performing their duties on behalf of the Company unless the same happens through their own willful misconduct or dishonesty.

4.7	The Company’s Bylaws shall hold harmless, indemnify and defend the Company’s Officers, Directors and key personnel from any and all loss, injury and/or claim to the fullest extent permitted by law.

4.8
Notwithstanding anything to the contrary contained in this Agreement, the following matters are reserved to the Board of Directors for determination by them and shall require three (3) of the four (4) Directors’ approval:

(i)
Appointment and/or removal of the President, Secretary and other officers of the Company, provided that the President shall be nominated by PassTime and employed by Astrata and appointed by the Board of Directors;

(ii)	Approval and/or modification of the budget and/or the Business Plan;

(iii)	Determination of any distribution of profits to Shareholders;

(iv)	Capitalizing reserves;

(v)	Granting of options; and

(vi)	Determination or modification of the Company’s Fiscal Year.

4.9           Subject to Company Law, the Board of Directors shall provide that:

4.9.1	The Company shall at all times maintain proper accounting and other financial records in accordance with the requirements of all applicable laws and generally accepted accounting principles;

4.9.2
Quarterly management accounts containing such information as any Shareholder shall reasonably require shall be prepared and dispatched by the Company to the Shareholders within 7 days after the end of the quarter in question; and

4.9.3	Each Shareholder or its authorized representatives shall be allowed access at reasonable times to examine the books and records of the Company at the Company’s place of business.

4.10	The Board of Directors shall develop and agree on a Business Plan for the Company from time to time in writing which shall, at a minimum, provide for the following:

4.10.1
An estimate of the working capital requirements of the Company incorporated within a cash flow statement, together with an indication of the amount (if any) which is considered prudent to retain out of the previous Fiscal Year's distributable profits to meet such working capital requirements;

4.10.2	A projected profit and loss account;

4.10.3	An operating budget (including estimated capital expenditure requirements) and balance sheet forecast;

4.10.4	A review of projections for the Business; and

4.10.5	A summary of business objectives; and

4.10.6	Designation of President as the Party in charge of the operations of the Company.

5.	GENERAL MEETINGS OF THE SHAREHOLDERS

5.1	A General Meeting of the Shareholders may, subject to any specific requirement of the Company Law, be held at any location as determined from time to time by the Shareholders.

5.2
The Shareholders shall hold the annual General Meeting at least once a year and not later than four (4) months following the close of the preceding Fiscal Year.  The Board shall otherwise convene General Meetings whenever it deems necessary or at the written request of Shareholders holding not less than twenty-five percent (25%) of the Shares.  Written notice of every General Meeting shall be given to all Shareholders at least twenty one (21) days prior to the date of the General Meeting (unless a shorter period is agreed in writing by all of the Shareholders).  The notice shall be sent by registered mail and shall state the place, date and time of the meeting and the agenda for such meeting.  Matters not referred to on the agenda sent with the notice of the General Meeting may not be considered at the General Meeting unless serious facts are disclosed during the meeting that requires discussion.

5.3	The presence of Shareholders, present in person or by proxy, holding at least seventy-five percent (75%) of all of the Shares shall be necessary for a quorum for any General Meeting.

5.4	Unless a higher majority is specifically required by the Company Law with respect to a particular matter, no resolution of any General Meeting:

5.4.1	With respect to any of the matters specified in Clause 5.7 of this Agreement shall be valid unless it has been passed unanimously by the Shareholders; and

5.4.2	With respect to other matters shall be valid unless it has been passed by Shareholders holding more than fifty percent (50%) of the Shares represented at such meeting.

5.5
All Shareholders shall be entitled to attend a General Meeting.  Each Shareholder shall be entitled to such number of votes as is equal to the number of shares held by such Shareholder.  A Shareholder may, by written proxy, appoint another individual to represent such Shareholder at a General Meeting.  A Shareholder may attend a meeting via electronic or telephonic communications.

5.6
Notwithstanding Clause 4.4 hereof, the Shareholders may, in lieu of a meeting, pass signed written resolutions with respect to matters to be decided at a General Meeting provided they are signed by all Shareholders for the time being entitled to receive notice of, and to vote at, General Meetings, and any such resolution shall be as valid and effective as if the same had been passed at a General Meeting duly convened and held.  Any such resolution may consist of several documents in like form, each signed by one (1) or more of the Shareholders.

5.7
Notwithstanding anything to the contrary in this Agreement, and in addition to the other matters specified in this Agreement as requiring Shareholder approval, the following matters are reserved to the Shareholders for determination by them and shall require their unanimous approval:

(i)	Appointment and removal of the Independent Accountants of the Company;

(ii)	Increase or decrease in the authorized or issued share capital of the Company;

(iii)	Dissolution or liquidation of the Company;

(iv)	Admission of any third person as a Shareholder;

(v)	Sale, mortgage or other transfer of all or substantially all of the assets of the Company;

(vi)	Merger, amalgamation or consolidation of the Company;

(vii)	Change of the legal form of the Company; and

(viii)	The Company conducting activities other than those set forth in this Agreement; and

(ix)	Any capital call or required loan from Shareholders; and

(x)	Changes to the Business Plan which remove operational control of the Company from PassTime to Astrata or another.

5.8
The Shareholders shall maintain minutes of the meetings in reasonable detail and which adequately summarize their discussions.  The minutes and all resolutions shall be recorded and maintained at the Company’s principal office as official Company records.  Any of the Shareholders may review the minutes and resolutions personally or through an attorney or legal consultant during normal business hours, upon reasonable written notice to the Company’s Secretary, Chairman or President.

6.	EXERCISE OF VOTING RIGHTS

6.1	Each Shareholder undertakes with the others, under the Company Laws, as follows:

6.1.1	To exercise all voting rights available to it in relation to the Company so as to give full effect to the terms and conditions of this Agreement;

6.1.2
To provide (insofar as each Shareholder is able by the exercise of its voting rights) that the Directors nominated by it and its other representatives will reasonably consider proposals put forward at a meeting of the Board of Directors and other meetings of the Company for the proper development and conduct of the Business as contemplated in this Agreement and at all times to act and to procure that the Directors nominated by it and its other representatives act in good faith with respect to  the Business and the Company;

6.1.3
To ensure that all third parties directly or indirectly under their control refrain from acting in a manner which hinders or prevents the Company from carrying on the Business in a proper and reasonable manner; and

6.1.4	To generally use its best endeavors to promote the Business and the interests of the Company.

7.           OFFICERS AND STAFF

7.1
Pursuant to the Company Law, the Board of Directors shall appoint the President who is nominated by PassTime and employed by Astrata who shall have responsibility for the day-to-day management of the Company in accordance with the powers and authority granted by the Company Law and as the Board of Directors may from time to time resolve.

7.2	The President shall be responsible for the recruitment and management of the staff of the Company.

7.3
The Shareholders shall, where practical (and if requested by the Board), lend personnel to the Company on a full or part time basis upon mutually acceptable terms and conditions as provided at Section 7.4.  The President may remove any employee loaned to the Company if the President, with the Board’s advice and counsel, deems such person not suitable for the required task.  All compensation, expenses and benefits to which a loaned person is entitled and all necessary employer’s pension and social security or equivalent contributions shall, except where otherwise agreed by the Shareholders, be borne by the Company.

7.4
PassTime and Astrata acknowledge and agree that the President and other employees that are loaned by PassTime or Astrata to the Company are permitted to report to PassTime and Astrata regarding the operations of the Company.   PassTime and Astrata acknowledge and agree that each will not object to any such direct reporting based on duties of loyalty or fiduciary duties to the Company or the Shareholders, or any other grounds.

7.5
The President shall cause separate books of accounts and records relating to the Business to be kept in accordance with generally accepted accounting principles of the United States (US-GAAP), and cause to be rendered to the Board of Directors:

7.5.1	Quarterly reports and accounts relating to the Business as soon as reasonably practicable after the conclusion of the quarterly period to which they relate;

7.5.2	As soon as reasonably practicable before the last day of each Fiscal Year of the Company estimates of capital and revenue expenditure and of the income of the Company for the next Fiscal Year;

7.5.3	As soon as reasonably practicable following the end of each Fiscal Year a draft statement of accounts in respect of the Business for such Fiscal Year; and

7.5.4	Other reports as the Board of Directors may from time to time reasonably require.

8.	SHARE TRANSFER RESTRICTIONS

8.1	Except as expressly provided herein or otherwise with the prior written approval of all of the other Shareholders, no Shareholder shall:

8.1.1	Pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its Shares; or

8.1.2	Enter into any agreement in respect of the votes or other rights attached to its Shares, except as necessary to comply with the terms of this Agreement; or

8.1.3	Agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing; or

8.1.4	Sell, transfer or otherwise dispose of any of such Shares (or any legal or beneficial interest therein).

8.2	Either Party may sell, transfer or otherwise dispose of any of its Shares (or any legal or beneficial interest therein) to any Affiliate.

8.3
No transfer shall be valid as against the Company or third parties until it is recorded in the Register of the Shareholders.  The Company may not refuse to record a transfer in the Register of the Shareholders unless it contravenes the provisions of this Agreement or the Company Law.

9.           DIVIDENDS

9.1
In respect of each accounting period (and subject to the legal reserve required by the Company Law), the Shareholders shall distribute not less than sixty percent (60)% of the net profits available for distribution to the Shareholders annually by way of cash dividends within thirty (30) days after completion of the audit, unless otherwise determined by the General Meeting of the Shareholders.  Each Share entitles its registered Shareholder to a proportionate amount of the dividends distributed by the Company as approved by the Shareholders from time to time.

9.2
In determining the extent to which a dividend should be proposed, account shall be taken of the financial and trading position and prospects of the Company (including in particular without limitation, the actual cash position of the Company, the cash resources available to the Company, the Company’s working capital requirements and any project proposal then under consideration or in contemplation that requires additional funding).

9.3
In the event of any dispute arising between the Shareholders as to whether the declaration and payment of a proposed dividend is imprudent, the matter shall be referred to the Independent Accountants of the Company for binding resolution.

10.           NON-DISCLOSURE OF INFORMATION

The Parties executed a certain NON-DISCLOSURE AGREEMENT effective ** (“NDA”) attached at Schedule 3 hereof and which the Parties desire to retain in full force and effect, and to apply to and govern their exchange of confidential information under this Agreement.  Nothing in this Agreement shall be construed to diminish, alter, or void any term in the NDA and nothing in the NDA shall be construed to diminish, alter, or void any term in this Agreement.

11.	DISSOLUTION OF THE COMPANY
The Articles of Incorporation shall state that the Company’s existence is perpetual.  Notwithstanding the foregoing, the Company shall be dissolved upon the order of a court having competent jurisdiction or upon the unanimous vote of the Shareholders.  Upon the dissolution of the Company, the Shareholders shall appoint a mutually acceptable receiver or liquidator in accordance with the Law.  The liquidator(s) shall effect the liquidation of the Company in accordance with the relevant provisions of the Law.  If the liquidation takes place pursuant to a court order, the liquidation shall be effected in the manner specified by the court order.

12.           PROTECTION OF NAME

12.1
No Shareholder will impinge, interfere with, or otherwise claim use or permit the use of the Company’s name, trademarks, trade names, logos and/or insignia or those of the other Shareholder and its Affiliates.

12.2	The Shareholders shall license the use of their respective trademarks and trade names, logos and insignia to the Company.

13.           COUNTERPARTS

This Agreement may be executed in four or more counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement.  Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the Shareholders to execute this Agreement or, as the case may be, a counterpart thereof.  This agreement may be executed and delivered by telecopy machine or other form of electronic delivery by the Parties hereto which shall be deemed for all purposes as an original.

14.	COSTS

14.1
Except as provided elsewhere in this Agreement, the Company shall pay all costs, legal fees, registration fees and other expenses incurred in the formation of the Company and the preparation of all documents related thereto.  All other costs and expenses shall be borne by the Shareholder or Party incurring such cost or expense.

15.           ASSIGNMENT

This Agreement may not be assigned or transferred by any Party without the express written consent of the other.  Astrata acknowledges that PassTime is being formed as an Affiliate of Gordon • Howard Associates, Inc. for purposes of this Agreement.

16.	SUCCESSORS

This Agreement shall be binding on and shall inure for the benefit of the respective successors in title of each Shareholder.

17.	WAIVER AND FORBEARANCE

The rights of any Shareholder hereto shall not be prejudiced or restricted by any indulgence or forbearance extended to any other Shareholder and no waiver by any Shareholder in respect of any breach shall operate as a waiver in respect of any subsequent breach.

18.	ENTIRE AGREEMENT AND VARIATION

18.1
This Agreement (together with the appendices hereto) supersede any previous agreement between the Shareholders in relation to the matters dealt with herein and represents the entire understanding between the Shareholders in relation thereto.

18.2
Save as otherwise expressly provided, no modifications, amendment or waiver of any of the provisions of this Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the Parties hereto.

19	CONFLICT WITH COMPANY LAW

In the event of any ambiguity or conflict between the provisions of this Agreement and the Bylaws or Articles, the provisions of this Agreement shall prevail, in so far as permitted by the Company Law, and the Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment as may be necessary.  The Company Law documentation shall be prepared so as to make the terms of this Agreement enforceable under law.

20.	SEVERANCE

20.1
If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review, that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid and enforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

21.	EXERCISE OF POWERS

21.1
Where the Shareholders are required under this Agreement to exercise their powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include the obligation to exercise their powers as Shareholders of the Company and Directors of the Board of Directors to procure such matter or thing.

21.2
In order to discharge their obligations under this Agreement, each Shareholder shall (without prejudice to the general nature of its obligations under this Agreement) join with the other Shareholders to convene meetings, propose resolutions and vote for resolutions and procure that any Director appointed by it (whether alone or jointly with any other person) shall exercise its or his votes as a Director to procure such matter or thing referred to in this Agreement.

22.	REGISTER OF SHAREHOLDERS

22.1	A special register (the "Register") of the Shareholders shall be prepared by the Company and be kept at its principal office which should include the following:

(i)	The full name of each Shareholder;

(ii)	Nationality, or if a body corporate, place of incorporation

(iii)	Profession (if an individual);

(iv)	Residential address or, if a body corporate, principal office (together with details of any address for service of notices):

(v)	Number and value of the Shares owned by each of them; and

(vi)	Details of all dealings carried out with regard to the Shares, together with the dates thereof.

22.2	The Board of Directors shall be liable for maintaining the Register and for the accuracy of its contents and the Shareholders shall have the right to review the Register.

23.	NO BINDING AUTHORITY

23.1
The relationship between the Parties constitutes a contract on specific terms and for a specific purpose.  Nothing in this Agreement or the acts of the Parties shall constitute or be deemed to construe a general partnership, licensor-licensee, franchisor-franchisee, or other special relationship between the Parties other than as expressly stated in this Agreement.  In no case shall either Party have the right or prerogative to contract for, bind or make representations on the part of the other.

24.           NOTICES

24.1
All notices, requests, demands, and other communications under this Agreement or in connection herewith shall be given or made upon the affected Party or Parties in writing in the English language and shall be delivered either personally by hand delivery, or by sending it by prepaid registered mail or courier addressed to the Party at the address shown at the beginning of this Agreement or by facsimile.

24.2
Any notice delivered by hand or Notary Public shall be deemed to have been served at the time of delivery, and any notice sent by registered mail or courier to have been served seven (7) Business Days after the date on which it is posted, or in the case of facsimile upon registration with proof of transmission.

25.	FURTHER ASSURANCE AND GOOD FAITH

25.1
Each Party shall co-operate with the other and execute and deliver to the other such other instruments or documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and intended purpose of this Agreement.

25.2	The Parties shall at all times act in good faith towards each other in fulfillment of their obligations hereunder and in relation to the Company and this Agreement.

26.           BOARD OF DIRECTORS DEADLOCK

26.1
If the Board of Directors after full discussion is unable to agree (“Deadlock”) upon any substantial matter of policy affecting the Business (“Deadlock Matter”) then, after the second meeting of the Board of Directors at which the Deadlock Matter was discussed and unresolved, any Director may serve a notice in writing (“Deadlock Notice”) on the other Directors and the Shareholders referring to the Deadlock Matter.

26.2
If a Deadlock Notice is issued, each Director, within fifteen (15) days after service of such Deadlock Notice, shall prepare (in his own right or jointly with other Directors) and circulate to the Shareholders and the other Directors a memorandum setting out his or their position on the Deadlock Matter and the reasons for adopting such position.  Each such memorandum shall be considered by each Shareholder who shall respectively use its or his reasonable endeavors to resolve such Deadlock Matter.  If the Shareholders shall agree upon a solution or disposition of the Deadlock Matter, they shall jointly execute a statement setting forth the terms of such resolution or disposition and the Shareholders shall exercise the voting rights and other powers of control available to them in relation to the Company to procure that such resolution or disposition is fully and promptly carried into effect.

26.3
If a resolution or disposition of the Deadlock Matter is not agreed in accordance with the provisions of Clause 26.2, then within thirty (30) Business Days after service of the Deadlock Notice or such longer period as the Shareholders may agree in writing (“Deadlock Notice Period”), the following provisions shall apply:

26.3.1
Any Shareholder (“Offeror”) shall be entitled within the Deadlock Notice Period to require that the Deadlock Sale Price (as defined below) be determined.  The "Deadlock Sale Price" shall mean the price for each Share as may be agreed by the Shareholders, or if the Shareholders are unable to agree on a price such amount as the Independent Accountant shall determine to be in its opinion the fair value of each Share on the basis of a sale as between a willing buyer and a willing seller contracting at arm's length terms; but (b) without taking into account the size of the shareholding or any restriction on the transfer of Shares.  The Offeror, via written notice to the other Shareholders (“Offer Notice”), may seek to acquire for itself or its designees from the other Shareholders ("Offeree") all of their Shares at the Deadlock Sale Price, or in the alternative to sell to the Offeree (or their designees) all of its Shares at the Deadlock Sale Price.

26.3.2                      The Offer Notice shall:

26.3.2.1
Constitute an offer by the Offeror, open for acceptance by the Offeree for thirty (30) Business Days (the “Offer Period”), to sell all of the Offeror’s Shares at the Deadlock Sale Price to the Offeree (“Sell Offer”);

26.3.2.2
Constitute an alternative offer by the Offeror, open for acceptance by the Offeree during the Offer Period, to purchase all of the Offeree’s Shares at the Deadlock Sale Price (“Buy Offer”) if the Offeree does not elect to accept the Sell Offer; and

26.3.2.3
Shall expressly provide that the Shareholder who sells its Shares shall continue to provide the products, services, licenses, trademarks, trade names, logos and insignia to the Company upon the same terms and conditions contemplated by this Agreement and in the current Business Plan of the Company and in any agreements or practices then in place for a period of one (1) year.  Or for three (3) years if the Company continues to consume 80% of the Company’s previous twelve (12) month (immediately preceding the sale of the shares) purchased product services, licenses, trademarks, trade names, logos and insignia if requested by the purchasing Shareholder on an annual basis. If the level of 80% is not maintained after the initial twelve months, the non-compete is eliminated; and

26.3.2.4	Shall expressly reaffirm the non-disclosure of this Agreement and any amendments and similar agreements thereto; and

26.3.2.5
Shall expressly require the non-purchasing Shareholder and its Affiliates to refrain from direct or indirect competition with the Business of the Company for one (1) or three (3) years from the date of such purchase of the Shares in accordance with 26.3.2.3; and

26.3.2.6                   Not contain any other terms or conditions whatsoever.

26.3.3	The Offeror shall not be entitled to modify, vary or withdraw the Offer Notice during the Offer Period.

26.3.4	The Offeree may accept either the Sell Offer or the Buy Offer contained in the Offer Notice at any time within the Offer Period.

26.3.5	The Offeree shall communicate in writing to the Offeror its acceptance of either the Sell Offer or the Buy Offer contained in the Offer Notice.

26.3.6	If the Offeree fails to accept in writing either the Sell Offer or the Buy Offer contained in the Offer Notice within the Offer Period, the Offeree shall be deemed to have accepted the Buy Offer.

26.3.7	If each Shareholder shall receive an effective and properly delivered Offer Notice, the following provisions shall apply:

26.3.7.1
If one Shareholder serves notice pursuant to this Agreement agreeing to accept the other’s Buy Offer and/or the other Shareholder serves notice pursuant to this Agreement agreeing to accept the other’s Sell Offer the provisions of this Agreement shall apply;

26.3.7.2
If both Shareholders serve notice pursuant to this Agreement agreeing to accept the other’s Buy Offer both Shareholders shall, within 10 days of the end of the Offer Period, submit revised sealed Buy Offers to an independent valuer and upon the expiration of such period, the Shareholder submitting the highest Buy Offer shall have the right to buy the Shares of the other and the provisions of this Agreement shall apply;

26.3.7.3
If both Shareholders serve notice pursuant to this Agreement agreeing to accept the other’s Sell Offer, the Company shall be wound up and the Shareholders shall be bound to take all such steps as may be necessary to wind up the Company forthwith.

26.3.8	The completion of the sale and purchase of Shares under this Section 26 shall take place on or before thirty (30) Business Days after the end of the Notice Period.

26.3.9
If no Shareholder serves an Offer Notice on the other Shareholder during the Deadlock Notice Period or if no Shareholder serves a revised Buy Offer pursuant to the provisions of this Agreement, the Company shall be wound up and the Shareholders shall be bound to take all such steps as may be necessary to wind up the Company forthwith.  All agreements for non-compete become null and void.

26.4	Except as otherwise provided herein or agreed by Purchaser and Seller (as defined below), it shall be a term of any sale of any Shares pursuant to this Agreement that:

26.4.1
The selling Shareholder (“Seller”) shall sell the Shares with effect from the date of delivery of the transfer relating thereto to the purchaser or purchasers ("Purchaser") as beneficial owner free from any option, lien, charge, equity or encumbrance and together with all rights attaching thereto;

26.4.2	At the date on which the sale is to take place the Purchaser and the Seller shall:

26.4.2.1
Use best endeavors to procure the discharge of all guarantees, security and commitments and the repayment and discharge of any liability given by or binding upon the Seller for the account of or on behalf of the Company in favor of any person, and pending such discharge the Purchaser shall, pro-rate to the number of Shares acquired, indemnify and keep indemnified the Seller in respect of all liability or loss which it may incur in respect of the same; and

26.4.2.2
Use best endeavors to procure the repayment and discharge by the Company to the Seller of all monies or obligations owed by the Company to the Seller and its associates and, pending such discharge or repayment, the Purchaser shall indemnify and keep indemnified the Seller and its associates in respect of all liabilities or losses which they may incur in respect of the same.

26.4.2.3
The Seller shall procure the resignation of every Director nominated or appointed by it, without compensation or claim for loss of office as a Director against the Company (other than in respect of any rights pursuant to any service agreement such Director may have with the Company), and the Seller shall indemnify and keep indemnified the Company in respect of any such claim.

26.4.2.4	The sale and purchase of the Shares shall be completed at the registered office of the Company and upon completion:

26.4.2.4.1	The Seller shall deliver to the Purchaser (i) a duly executed transfer of the Shares to the Purchaser; and (ii) the resignations required to be procured by the Seller hereunder; and

26.4.2.4.2	The Purchaser shall pay to the Seller the sale price for the Shares in US Dollars by wire transfer to a bank account anywhere so nominated by the Seller for such purpose.

26.4.2.5
The Parties shall execute licenses and contracts providing for the continued sale of products, services, licenses, trade names, trademarks, logos and insignia to the Company as provided herein, including Sections 2.4 and 26.3.2.

27.	APPLICABLE LAW AND DISPUTE RESOLUTION

27.1
This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its conflicts of law principles.  PassTime and Astrata agree (i) that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be settled by binding arbitration under the laws of commercial arbitration as promulgated by the American Association of Arbitration; instituted exclusively in the City of Carson City, Nevada (ii) waive any objection which it may have or hereafter have to the venue of any such suit, action or, proceeding, (iii) that any appeal of an Arbiter’s ruling shall be brought in and heard by a court of competent jurisdiction sitting in Carson City, Nevada; and (iv) irrevocably consent to the jurisdiction of arbitration in and the courts of Nevada as set forth in this paragraph.

27.2
This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those who may entitled thereto by virtue of the provisions of this paragraph and those persons and entities who are entitled to the benefits of the indemnity provisions thereof.  This Agreement shall inure to the benefit of the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their successors and representatives.  This Agreement may not be assigned by any party to an unaffiliated party without the express written consent of the other party hereto.

27.3
The Parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the Party to whom any such promise or duty to perform is owed. Therefore, the Parties agree that all provisions that need to survive the termination or expiration of this Agreement in order to be fair and equitable shall for the period required to meet and satisfy any obligations and promises arising therein and hereunder.

IN WITNESS whereof this Agreement has been duly executed and delivered the day and year first above written.

PassTime Fleet, LLC

/S/ STAN SCHWARZ
Name:  Stan Schwarz
Title:    Chief Executive Officer

Astrata Group Incorporated

/S/ ANTHONY J. HARRISON
Name:   Anthony J. Harrison
Title:     Executive Chairman and
              Chief Executive Officer